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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT

                                       TO

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                      MEWBOURNE ENERGY PARTNERS 02-A, L.P.

         This Certificate of Amendment to Certificate of Limited Partnership of MEWBOURNE ENERGY PARTNERS 02-A, L.P. (the "Partnership") is being executed and filed by the undersigned general partners under the Delaware Revised Uniform Limited Partnership Act.

                                   ARTICLE ONE

         The name of the Partnership is MEWBOURNE ENERGY PARTNERS 02-A, L.P.

                                   ARTICLE TWO

         Article Four of the Certificate of Limited Partnership of the Partnership is hereby amended in it entirety to read as follows:

                  The name and business address of the managing general partner of the Partnership are Mewbourne Development Corporation, 3901 S. Broadway, Tyler, Texas 75701. The names of the investor general partners admitted to the Partnership are set forth on Exhibit A hereto. The business address of the investor general partners is 3901 S. Broadway, Tyler, Texas 75701.

         IN WITNESS WHEREOF, the undersigned, the managing general partner by and through a duly authorized officer thereof and the attorney-in-fact for each of the investor general partners set forth on Exhibit A, have executed this Certificate of Amendment to Certificate of Limited Partnership on this 9th day of October, 2002.

                         MEWBOURNE DEVELOPMENT
                         CORPORATION, acting for itself and as attorney-in-fact for each of the investor general partners as set forth on Exhibit A


                         By:  /s/  J. Roe Buckley

                            ----------------------------------------------
                                   J. Roe Buckley, Chief Financial Officer


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                                      A- 1
                                    EXHIBIT A

                      MEWBOURNE ENERGY PARTNERS 02-A, L.P.
                            LIST OF GENERAL PARTNERS


Name